SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

(Amendment No.     )

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BIZZINGO, INC.
(Name of Registrant as Specified in Its Charter)

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BIZZINGO, INC.
63 Main Street, Suite 202
Flemington, New Jersey 08822

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

GENERAL.

This information statement is being furnished in connection with action taken by shareholders holding a majority of the voting power of our Company.  On or about July 14, 2011, eight of our shareholders, including our largest shareholder and our Chief Financial Officer,  owning 37,562,628 shares, or approximately 51.2% of the total outstanding shares on the record date, approved an amendment to our articles of incorporation to authorize the creation of 100,000,000 shares of preferred stock, in one or more classes, having such designations, preferences, and relative, participating, optional, or other rights (including preferential voting rights), and qualifications, limitations, and/or restrictions thereof, all as may be determined by from time to time by the Board of Directors of the Corporation (the "Charter Amendment"). This type of preferred stock is known as “blank check” preferred.   The amendment to the articles of incorporation will be effective twenty days following the mailing of this information statement.

A consent of stockholders holding in excess of a majority of the voting power approving the Charter Amendment was executed on or about July 14, 2011. The Charter Amendment will be filed with the Secretary of State of the State of Nevada on or after August 24, 2011 (20 days after the date of the mailing of this Information Statement). If the proposed Charter Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting convened for the specific purpose of approving the Charter Amendment.

The elimination of the need for a special meeting of stockholders to approve the Charter Amendment is made possible by Section 78.320(2) of the Nevada Revised Statute (the "NRS") which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders having at least a majority of the voting power may be substituted for such a special meeting. Pursuant to Section 78.390 of the NRS, a majority of the voting power is required in order to amend the Company's Articles of Incorporation to create its preferred shares. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Charter Amendment as early as possible, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority of voting power. As discussed hereafter, the Board of Directors has recommended the creation of 100,000,000 shares of preferred stock of the Company. The rights, privileges and preferences of the preferred stock will be determined by the Board of Directors.  This action is necessary to facilitate the capital raising efforts of the Company or other transactions involving the issuance of capital stock of the Company.

The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company for the Charter Amendment is July 1, 2011, and the number of outstanding shares of Common Stock on the record date is 73,241,376. On the record date,  eight of our shareholders, including our largest shareholder and our Chief Financial Officer (“Controlling Stockholders"), own in the aggregate 37,562,628 shares of Common Stock of the Company or 51.2% of the total outstanding common stock of the Company. The Controlling Stockholders gave their written consent to the Charter Amendment on or about July 14, 2011.  The written consents to the Charter Amendment by the majority in voting power became effective on upon the filing the written consents with the Secretary of the Company. The Company will file the Charter Amendment with the State of Nevada effecting the increase in authorized shares on or after August 24, 2011 (20 days after the date of the mailing of Definitive Information Statement), and will be effective as of such date.  This Information Statement will be sent to the stockholders on or about August 3, 2011.

Pursuant to Section 78.320(2) of the NRS, no notice is required to be provided to the other stockholders, who have not consented in writing to such action, regarding the taking of the corporate action without a meeting of stockholders. The Charter Amendment will be filed with the State of Nevada on or after  August 24, 2011 (20 days after the date of the mailing of the Definitive Information Statement), and will become effective on such date. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights or appraisal rights under the NRS are afforded to the Company's stockholders as a result of the adoption of the Charter Amendment.

The Company common stock will continue to trade on the OTCBB Market under the trading symbol "BIZZ."

Throughout this Information Statement, unless otherwise designated, the terms “we,” “us,” “our,” “the Company,” “our Company,” and “Bizzingo” refer to Bizzingo Inc., a Nevada corporation.   The term “Common Stock” refers to the Common Stock of the Company, par value $0.01.

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

The Board of Directors and the shareholders owning a majority of the Common Stock have approved an amendment to our Articles of Incorporation to authorize the creation of 100,000,000 shares of preferred stock, in one or more classes, having such designations, preferences, and relative, participating, optional, or other rights (including preferential voting rights), and qualifications, limitations, and/or restrictions thereof, all as may be determined by from time to time by the Board of Directors of the Corporation (the "Charter Amendment").  This amendment will have no effect on our issued and outstanding shares of Common Stock.

Management believes the creation of the preferred stock would afford us the flexibility of issuing a higher percentage of equity than debt in connection with a potential transaction.  Potential transactions could involve, among other things, issuing shares of the Company’s newly created preferred stock in order to finance and fund a merger or acquisition, to collateralize or underwrite a credit facility, and/or to raise additional capital to accelerate the commercial launch of our Bizzingo platform.  At the present time, we have no formal arrangements or definitive agreements regarding either an acquisition or a financing and there are no assurances that the Company will do so in the near future.  The Board of Directors believes that the creation of the preferred stock, and accordingly the proposed amendment, is in the best interests of our Company and its stockholders.

The purpose of the creation of the preferred stock is to provide the Company’s management with the ability to issue shares for future acquisition, financing and compensatory and operational possibilities, and not to construct, enable or trigger any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist a third-party transaction providing an above-market premium that is favored by a single or group of independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.  Nevertheless, as a consequence of the creation of the Preferred Stock, it may make it more difficult for, prevent or deter a third party from acquiring control of the Company or changing its board of directors and management, as well as inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. The Company currently has no such provisions in any of its governing documents.

The text of the amended Article Fourth of the Articles of Incorporation is as follows:

FOURTH: The number of shares of capital stock of the Corporation shall be as follows:

525,000,000 shares of common stock, $0.01 par value, and
100,000,000 shares of preferred stock, $0.01 par value.

The preferred stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such amounts, designations, preferences, and relative, participating, optional, or other rights (including preferential voting rights), and qualifications, limitations, and/or restrictions thereof, as are stated and expressed in any amendment hereto, or in the resolution or resolutions providing for the issue of such class or series, all as may be determined by the Board of Directors of the Corporation all as may be further stated below:

Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the preferred stock from time to time in one or more classes or series, and with respect to each class or series of the preferred stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:
whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;
the number of shares to constitute the class or series and the designations thereof;

the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;
whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;
whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;
the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;
the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
such other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.
The shares of each class or series of the preferred stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects.  The board of directors of the Corporation may increase the number of shares of the preferred stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the preferred stock not designated for any other class or series.  The board of directors of the Corporation may decrease the number of shares of the preferred stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the preferred stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the preferred stock.

Effectiveness of the Amendment

The amendment will become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Nevada.  The Board intends to file the certificate of amendment 20 days following the mailing of the Definitive Information Statement to our shareholders.

No Appraisal Rights

Under Nevada law, our shareholders are not entitled to appraisal rights with respect to the amendment.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of an amendment of the articles of incorporation under Nevada General Corporation Law.  Management has obtained this approval through the written consent of shareholders owning a majority of the voting control of our Company.  Thus, a meeting to approve the amendment to our Articles of Incorporation is unnecessary, and management decided to forego the expense of holding a meeting to approve this matter.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s common stock is traded on the Over-the-Counter Bulletin Board. On June 18, 2010 we changed our Company name to Phreadz, Inc. and on July 6, 2010 our symbol changed from “AWDM” to “PHDZ”. On March 30, we changed our name to Bizzingo, Inc., and on May 2, 2011, our symbol changed from “PHDZ” to  “BIZZ”.

As of the record date of the Charter Amendment, there were 73,241,376 shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

We are not currently authorized to issue any preferred stock.  The amendment will authorize the issuance of up to 100,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors without stockholder approval.

The Company has not declared or paid cash dividends on the common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

At July 1, 2011, we had 73,241,376 shares of our Common Stock outstanding.  Holders of the Common Stock are entitled to cast one vote for each share of Common Stock then registered in such holder’s name.

The following table sets forth certain information from reports filed by the named parties, or furnished by current management, concerning the ownership of our Common Stock as of June 9, 2011, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our Common Stock; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Class(1) (2)

5% or Greater Stockholders:

Groupmark Financial Services, Ltd. (3) Jianwai Soho 39 East 3rd Ring Road, Building 4, Room 1104 Chaoyang District, Beijing PR China 100738	Common Stock	4,645,160	6.345%

Orions Digital Technology, Inc. 915 118th Ave. S.E. Suite 290 Bellevue, WA 98005	Common Stock	22,120,190	30.02%

Directors and Named Executive Officers:

Gordon Samson Chief Financial Officer and Director	Common Stock	1,000,000	1.37%

Douglas Toth(3) Chairman, Chief Executive Officer and Director	Common Stock	1,750,000	2.38%

Gilbert Davila Director	Common Stock	-0-	-0-

All directors and executive officers as a group (3 persons)(3):	Common Stock	2,750,000	3.75%

 (1). This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission.  Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table.  As of the date of this table, there are no outstanding options or warrants.
(2). Applicable percentages are based on 73,241,376 shares of our Common Stock outstanding on July 1, 2011.
(3). Of the total amount held by Groupmark Financial Services, Ltd., Mr. Douglas Toth is entitled to received 1,750,000 of such shares. On October 4, 2010, in connection with his appointment as the Company’s Chairman, Mr. Toth  resigned as an officer of the Reporting Person and surrendered his ownership in the Reporting Person, however, as part of that divestment, Mr. Toth is entitled to receive from the Reporting Person the stated 1,750,000 shares of Company common stock.

During the period from May 16, 2011 through June 10, 2001, Orions Digital Technology, Inc. (“ODT”) acquired a total of 22,120,190 shares of our common stock in private transactions from the following shareholders of the Company for the respective considerations:

Selling Stockholder	Number of Shares	Consideration Paid
Cecil Bernard	5,935,376	$59,353.76
GJ Daou and Company	4,000,000	$40,000.00
James Hunt	950,400	$9,500.00
Professional Capital
Partners, Ltd	6,234,414	$62,234.42
Jacques Krischer	5,000,000	$50,000.00

ODT has informed the Company that it used its working capital to acquire the stated shares. As a result of the transactions, ODT beneficially owns and controls 22,120,190 shares (or 30.2%) of the Company’s common stock, based on 73,241,376  shares of common stock issued and outstanding as of the date of this report. The Company is unaware of any arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Charter Amendment.

FORWARD LOOKING STATEMENTS

The statements contained in this information statement that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning our search for an operating company, possible or assumed future operations, business strategies, need for financing, competitive position, potential growth opportunities, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this information statement. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, changes in regulation of shell or blank check companies; the general economic downturn; a further downturn in the securities markets; our ability to raise needed operating funds and continue as a going concern; and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

There may also be other risks and uncertainties that we are unable to identify and/or predict at this time or that we do not now expect to have a material adverse impact on our business.

SOLICITATION COSTS

We will bear the costs of preparing, assembling and mailing this Definitive Information Statement in connection with this action. Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Definitive Information Statement to beneficial owners. We will, upon request, reimburse those persons and entities for expenses incurred in forwarding the Definitive Information Statement to our stockholders.

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders at an annual meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, proxy statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington DC 20549.  Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities.  The reports, proxy statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC.  All inquiries regarding our Company should be addressed to our Chief Executive Officer, Douglas Toth, at 63 Main Street, Suite 202, Flemington, New Jersey 08822.

BY ORDER OF THE BOARD OF DIRECTORS:

BIZZINGO, INC.

/s/ Douglas Toth
Douglas Toth
Chairman and
Chief Executive Officer

Date: August 3, 2011